Exhibit 99.1

Rogers Corporation Updates on Cost Improvement Initiatives

ROGERS, Conn.--(BUSINESS WIRE)--May 14, 2013--Rogers Corporation (NYSE: ROG) (the “Company”) announced today that it is implementing further actions as part of its cost improvement initiatives. These actions are expected to provide substantial cost savings starting in the third quarter of 2013, building to a total annualized net cost savings of approximately $12 million by the first quarter of 2014. These actions include the following:

  Retirement Plan Changes - The Company will be making changes to its retirement plans in order to better plan and manage related expenses, which can have a significant and variable impact on earnings. Effective June 30, 2013 for salaried and non-union hourly employees and December 31, 2013 for union employees, benefits under the Company’s defined benefit pension plans will no longer accrue. The freeze of the defined benefit pension plan for salaried and non-union hourly employees was approved by the board of directors on May 3, 2013. The freeze of the union employees’ defined pension benefit plan was effective upon ratification of the labor agreement on April 14, 2013. Further, effective June 30, 2013, Company contributions under the 401(k) retirement plan for salaried and non-union hourly employees will increase. In addition, the Company will begin to make matching contributions to the 401(k) retirement plan for union employees beginning in January 2014. The Company will incur a curtailment charge related to the freeze of the defined benefit plans of approximately $1.2 million in the second quarter of 2013. Ultimately, the Company expects to recognize annualized benefits, net of the increased 401(k) contributions, of approximately $6.8 million. The benefits will begin to accrue in the third quarter of 2013 with the full benefit to be realized starting in the first quarter of 2014.
  Other Cost Reduction Plans - In order to improve the Company’s profitability and ability to increase investments in growth opportunities, several additional initiatives are underway that are expected to reduce costs by approximately $5.2 million annually starting in the third quarter of 2013. These initiatives however, will result in the recognition of special charges during the balance of the year as changes are implemented. The Company expects the total charges will be approximately $2.4 million, of which approximately $2.3 million will be recognized in the second quarter of 2013.

On April 30, 2013, the Company announced guidance for the second quarter of 2013 of net sales between $129 to $134 million, GAAP income from continuing operations of between $0.45 and $0.56 per diluted share and non-GAAP income (excluding special charges) from continuing operations of between $0.47 and $0.58 per diluted share. The Company now projects GAAP income per diluted share for the second quarter to be $0.32 to $0.43; the net sales and non-GAAP income guidance provided on April 30, 2013 is still appropriate at this time. Reconciliation of the GAAP to non-GAAP guidance is set forth at the end of this release.

Bruce Hoechner, Rogers' President and CEO commented: “We continue on our path to transform Rogers into a leaner organization with consistent growth and strong profitability. These announced actions will allow us to accelerate our profit improvement and continue to make investments in strategic initiatives that we believe will lead to enhanced sales, marketing, manufacturing and technology innovation capabilities that will drive the growth and profitability that we desire.”

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global technology leader in specialty materials and components that enable high performance and reliability of consumer electronics, power electronics, mass transit, clean technology, and telecommunications infrastructure. With more than 180 years of materials science and process engineering knowledge, Rogers provides product designers with solutions to their most demanding challenges. Rogers’ products include advanced circuit materials for wireless infrastructure, power amplifiers, radar systems, high speed digital; power electronics for high-voltage rail traction, hybrid-electric vehicles, wind and solar power conversion; and high performance foams for sealing and energy management in smartphones, aircraft and rail interiors, automobiles and apparel; and other advanced materials for diverse markets including defense and consumer products. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, Belgium, China, Germany, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Statements in this news release, including but not limited to the projected future impact of cost reduction initiatives and other projections of financial results and planned operational enhancements, that are not strictly historical may be deemed to be “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and are subject to uncertainties and risks. These uncertainties and risks include, but are not limited to, our achieving less than the anticipated benefits and/or incurring greater than anticipated costs relating to cost reduction initiatives or that such initiatives may be delayed or not fully implemented due to unanticipated or greater than anticipated operational, legal or other challenges, changing business, economic, and political conditions both in the United States and in other countries, particularly in light of the sovereign debt issues globally, market demand and pricing, the possibility that anticipated benefits of acquisitions may not materialize as expected, competitive and cost factors, unanticipated delays or problems in completing our planned operational enhancements to various facilities, rapid technological change, new product introductions, legal proceedings, and the like. Forward looking statements in this press release should be evaluated together with these as well as the other uncertainties and risks that affect Rogers Corporation’s business, particularly those discussed in its most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward looking statements. All information in this press release is as of May 14, 2013 and Rogers undertakes no duty to update this information unless required by law.

Reconciliation of non-GAAP Financial Measures to the Comparable GAAP Measures

Non-GAAP Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally non-recurring and accordingly may not be indicative of the core business operating results. The Company believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and when planning, forecasting and analyzing future periods. However, the non-GAAP information has limitations as an analytical tool and should not be considered in isolation from, or as alternatives to, financial information prepared in accordance with GAAP.

April 30, 2013 Reconciliation of GAAP to non-GAAP Income Per Diluted Share from Continuing Operations Guidance for the Second Quarter of 2013:

Q2 2013
Guidance Q2 2013 GAAP income per diluted share from continuing operations	$0.45 - $0.56

Add back special charges, net of tax:
Relocation charges for Curamik’s final inspection operation	0.02

Guidance Q2 2013 non-GAAP income per diluted share from continuing operations	$0.47 - $0.58

Updated Reconciliation of GAAP to non-GAAP Income Per Diluted Share from Continuing Operations Guidance for the Second Quarter of 2013:

Q2 2013
Updated Guidance Q2 2013 GAAP income per diluted share from continuing operations	$0.32 - $0.43

Add back special charges, net of tax:
Curtailment charges related to freeze of pension plans	0.05
Other charges related to cost improvement initiatives	0.08
Relocation charges for Curamik’s final inspection operation	0.02
Total net special charges	0.15

Updated Guidance Q2 2013 non-GAAP income per diluted share from continuing operations	$0.47 - $0.58

The Q2 2013 pretax net special charges are estimated to impact the GAAP income statement as follows:

(Amounts are in millions of dollars)
Q2 2013
Selling General & Administrative	$2.1
Gross Margin	1.2
Research & Development	0.2
Total special charges	$3.5

CONTACT:
Investor Relations Contact:
Rogers Corporation
William J Tryon, 860-779-4037
Fax: 860-779-5509
william.tryon@rogerscorp.com
www.rogerscorp.com